Exhibit 7.02

January 25, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Toga Limited

We have read the statements that Toga Limited, included under Item 4.02 of the Form 8-K/A Amendment #1 dated January 25, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in Form 8-K/A Amendment #1.

Sincerely,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

Farmington Office:		Ogden Office:
1438 North Highway 89, Ste. 120	www.pinncpas.com	3590 Harrison Blvd. Ste. GL-2
Farmington, UT 84025		Ogden, UT 84403
(801) 447-9572		(801) 399-1183